EXHIBIT 99.2

Dolphin Entertainment, Inc. Announces the Closing of $5,011,875 Firm Commitment Offering of Units Consisting of Common Stock and Warrants

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / December 26, 2017 / Dolphin Entertainment, Inc. ("Dolphin" or the "Company") (NASDAQ: DLPN; NASDAQ: DLPNW), a publicly-traded independent producer of premium feature films and digital content, and parent company of 42West, one of the largest public relations and marketing services firms in the entertainment industry, today announced the closing of its previously announced public offering of units for gross proceeds of $5,011,875, which excludes underwriting discounts and commissions payable by the Company, and other offering expenses.

Dolphin sold an aggregate of 1,215,000 units at a public offering price of $4.125 per unit in the offering. Each unit sold in the offering consists of one share of common stock and one warrant to acquire one share of common stock at an exercise price of $4.74 per share (115% of the public offering price) and expiring three years after the issuance date. No units were issued. The common stock and warrants were immediately separable from the units and were issued separately. The common stock and warrants began trading on The Nasdaq Capital Market ("Nasdaq") on December 21, 2017, under the symbols "DLPN" and "DLPNW," respectively.

Dolphin has granted the underwriters a 45-day option to purchase up to 182,250 additional shares of common stock, or warrants, or any combination thereof, at the public offering price to cover over-allotments, if any.

Maxim Group LLC and Ladenburg Thalmann & Co. Inc. acted as joint book-running managers.

Dolphin intends to use the net proceeds from the offering for growth initiatives of its entertainment publicity business, including acquisitions of comparable businesses and groups with public relations expertise, the budgets for its content production business and general corporate purposes, including working capital.

The offering was made only by means of a prospectus. Copies of the final prospectus related to this offering are available on the Securities and Exchange Commission’s (the “SEC”) website, www.sec.gov, and may be obtained from Maxim Group LLC, 405 Lexington Ave, New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761.

A registration statement relating to the securities was declared effective by the SEC on December 20, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our recent acquisition of 42West, we provide expert strategic marketing and publicity services to all of the major film studios, and many of the leading independent and digital content providers, as well as for hundreds of A-list celebrity talent, including actors, directors, producers and recording artists. 42West is a recognized global leader in PR services for the entertainment industry and, in December 2017, the New York Observer listed 42West as one of the top four most powerful PR firms of any kind in the United States. The strategic acquisition of 42West brings together premium marketing services with premium content production, creating significant opportunities to serve our respective constituents more strategically and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming primarily aimed at family and young adult markets.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including the use of proceeds from the offering. These statements are based on our current expectations and are subject to certain risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to realize the anticipated benefits of the 42West acquisition; adverse events, trends and changes in the entertainment or entertainment marketing industries that could negatively impact 42West's operations and ability to generate revenues; our ability to repay our debt when they become due; as well as other factors beyond our control and the risk factors and other cautionary statements described in our filings with the SEC, including our Annual Report on Form 10-K filed with the Commission on April 17, 2017, as amended, as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

Any forward-looking statements included in this press release are made only as of the date of this release. We do not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Dolphin Entertainment, Inc.